EXHIBIT 5.1 LEGAL OPINION OF LAW OFFICES OF HAROLD H. MARTIN, P.A.

LAW OFFICES OF HAROLD H. MARTIN, P.A.
17115 Kenton Drive, Suite 202A
Cornelius, NC 28031

November 29, 2005
Board of Directors
Diamond Powersports, Inc.
5150 N.W. 109th Ave.
Sunrise, Florida 33351

Re: Form S-8 Registration Statement; Opinion of Counsel

Dear Member of the Board:

You have requested our opinion with respect to certain matters in connection with Diamond Powersports, Inc.'s (the “Company”) filing of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of an aggregate of 500,000 shares of the Company's common stock, $.001 par value, and 500,000 shares underlying options to purchase common stock (the “Options”) (the shares offered being collectively referred to as the “Shares”), pursuant to the 2005 Non-Qualified Stock Compensation Plan (the “Stock Plan”).

In connection with this opinion, we have examined the Registration Statement and such other documents, records, certificates, memoranda and other instruments as we deemed necessary for the basis of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares and the Options, when sold and issued in accordance with the Stock Plan and the stock option agreements, and pursuant to the Registration Statement and related prospectus, will be legally issued, fully paid and non-assessable.

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement. However, we do not hereby admit that we come within the category of a person, whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules or regulations thereunder.

Very truly yours,

                                    /s/ Harold H. Martin
                                                                        Harold H. Martin
                                                                        Law Offices of Harold H. Martin, P.A.